Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

Investor Contact:

Ina McGuinness

ICR, Inc.

310.954.1100

CLEAN ENERGY REPORTS

FIRST QUARTER 2010 OPERATING RESULTS

•                  Gallons delivered increased 56% year over year to 28.6 million gallons

•                  Revenue increased to $39.0 million, up from $30.2 million in prior-year period

Seal Beach, Calif. - May 6, 2010 - Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced operating results for the first quarter ended March 31, 2010.

For the first quarter of 2010, gasoline gallon equivalents (gallons) delivered, which includes CNG, LNG, biomethane and the gallons associated with providing operations & maintenance services, totaled 28.6 million gallons, up 56% from 18.3 million gallons delivered in the same period a year ago.

Revenue for the quarter ended March 31, 2010 totaled $39.0 million, up from $30.2 million for the first quarter of 2009.

Adjusted EBITDA for the first quarter of 2010 was $1.0 million, compared with $0.9 million in the first quarter of 2009.  Adjusted EBITDA is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy. When comparing the two periods, the volumetric excise tax credit (VETC) for the first quarter of 2009 was $4.1 million, and was $0 in the first quarter of 2010 as the credit expired December 31, 2009.  Lawmakers are currently evaluating bills that would potentially extend VETC and make it retroactive to January 1, 2010.

On a non-GAAP basis, loss per share for the first quarter of 2010 was $0.07.  This compares with a non-GAAP loss per share for the same period a year ago of $0.06 per share.  Non-GAAP loss per share is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

Including the non-cash charge of $18.6 million related to the accounting treatment that requires the Company to value its Series I warrants and mark them to market, and non-cash stock-based compensation charges of $3.0 million, the net loss for the first quarter of 2010 was $24.4 million, or $0.41 per share. This compares with a net loss of $6.5 million, or $0.13 per share, in the first quarter of 2009, which included $0.2 million of non-cash Series I warrant charges and $3.5 million of non-cash stock based compensation charges.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “We are encouraged by the positive developments for the industry and the outlook for our business. We are continuing to see a growing interest in our product from a number of key markets, including refuse, airports and regional trucking, and we have a strong sales team in place across the country to ensure that we are capitalizing on our opportunities. With a healthy balance sheet that includes $66.3 million in cash and cash equivalents, we will be able to build more stations than ever before in our history as well as make other strategic investments that will support our ability to generate strong growth in the future.”

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA.  Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision making, and as a means to evaluate period-to-period comparisons on a consistent basis.  Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results.  In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of our business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business.  In future quarters, the Company may make adjustments for non-recurring significant expenditures or other significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from or as a substitute for the Company’s GAAP results.  The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating loss as an indicator of operating performance or any other GAAP measure.  Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  These limitations are compensated for by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributed to Clean Energy, plus stock based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, and in the first quarter of 2010, the Company’s alternative minimum tax (AMT) carry-back refund it recorded during the period, the total of which is divided by the Company’s weighted average shares outstanding on a diluted bases.  The Company’s management believes that presenting non-GAAP EPS, excluding non-cash charges related to stock-based compensation, provides useful information to investors because of varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance.  Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside management’s control, and it enables investors to compare our performance with other companies that have different capital structures.  The Company excluded the AMT refund amount due to its non-recurring nature.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended March 31,
	2009	2010
Net Income (Loss) Attributable to Clean Energy	$(6,494,047)	$(24,366,490)
Stock Based Compensation, Net of Tax Benefits	3,513,822	3,039,718
Mark-to-Market (Gain) Loss on Series I Warrants	176,767	18,604,798
AMT Carry-Back Refund	—	(1,300,000)
Adjusted Net Income (Loss)	(2,803,458)	(4,021,974)
Diluted Weighted Average Common Shares Outstanding	50,238,212	60,156,352
Non-GAAP Earnings (Loss) Per Share	$(0.06)	$(0.07)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus stock based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants.  The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for Non-GAAP EPS.  In addition, management internally uses Adjusted EBITDA to monitor compliance with certain financial covenants in the Company’s credit agreement with PlainsCapital Bank and to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended March 31,
	2009	2010
Net Income (Loss) Attributable to Clean Energy	$(6,494,047)	$(24,366,490)
Income Tax (Benefit) Expense	67,887	(1,203,480)
Interest (Income) Expense, Net	32,538	(108,867)
Depreciation and Amortization	3,617,053	4,990,551
Stock Based Compensation, Net of Tax Benefits	3,513,822	3,039,718
Mark-to-Market (Gain) Loss on Series I Warrants	176,767	18,604,798
Adjusted EBITDA	$914,020	$956,230

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific).  The live call can be accessed from the U.S. by dialing 877.407.4018 from the U.S.  International callers can dial 201.689.8471.  A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, May 20, 2010, by dialing 877.660.6853 from the U.S., or 201.612.7415 from international locations, and entering account number 3055 and conference ID number 349518.

There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy Fuels

Clean Energy Fuels is the leading provider of natural gas (CNG and LNG) for transportation in North America. It has a broad customer base in the refuse, transit, ports, shuttle, taxi, trucking, airport and municipal fleet markets, fueling approximately 18,300 vehicles at 200 strategic locations across the U.S. and Canada. Clean Energy owns and operates two LNG production plants, one in Willis, Texas and one in Boron California, with combined capacity of 260,000 LNG gallons per day and designed to expand to 340,000 LNG gallons per day as demand increases. It also owns and operates a landfill gas processing facility in Dallas, TX that produces renewable biomethane gas for delivery in the nation’s gas pipeline network.  Clean Energy also owns BAF Technologies, Inc., which is a leading provider of natural gas vehicle systems and conversions for taxis, limousines, vans, pickup trucks and shuttle busses.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the demand for products and services from new and existing customers and the Company’s ability to continue to grow its business.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the U.S. government’s failure to renew the Volumetric Excise Tax Credit for CNG and LNG, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, the progress of the clean air plans at the Ports of Los Angeles and Long Beach, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, the Company’s success in obtaining government grants or subsidies for alternative fuel operators, the unpredictability of the legislative process, construction and permitting delays at station construction projects and the development of competing technologies that are perceived to be cleaner and more cost effective than natural gas.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.  Additionally, the Company’s Form 10-Q filed on May 6, 2010 with the SEC and its Form 10-K filed on March 10, 2010 with the SEC (www.sec.gov) contain risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2009 and March 31, 2010

Unaudited

	December 31, 2009	March 31, 2010

Assets
Current assets:
Cash and cash equivalents	$67,086,965	$66,314,935
Restricted cash	2,500,000	2,500,000
Accounts receivable, net of allowance for doubtful accounts of $898,423 and $955,725 as of December 31, 2009 and March 31, 2010, respectively	16,339,730	17,912,993
Other receivables	8,862,213	8,345,827
Inventory, net	6,217,133	7,421,996
Prepaid expenses and other current assets	7,393,892	7,171,046
Total current assets	108,399,933	109,666,797
Land, property and equipment, net	172,182,436	175,373,263
Capital lease receivables	1,311,054	1,243,363
Notes receivable and other long-term assets	6,875,364	10,220,845
Investments in other entities	10,536,405	10,613,402
Goodwill	21,572,020	21,572,020
Intangible assets, net of accumulated amortization	34,921,361	33,913,017
Total assets	$355,798,573	$362,602,707

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,439,263	$2,412,559
Accounts payable	14,775,406	11,719,703
Accrued liabilities	9,695,443	15,416,180
Deferred revenue	2,691,007	3,736,649
Total current liabilities	29,601,119	33,285,091
Long-term debt and capital lease obligations, less current portion	9,781,425	9,565,099
Other long-term liabilities	36,039,864	55,275,824
Total liabilities	75,422,408	98,126,014

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 99,000,000 shares; issued and outstanding 59,840,151 shares and 60,753,752 shares at December 31, 2009 and March 31, 2010, respectively	5,984	6,075
Additional paid-in capital	424,580,895	436,860,048
Accumulated deficit	(149,410,111)	(173,776,601)
Accumulated other comprehensive income (loss)	2,012,573	(1,783,476)
Total stockholders’ equity of Clean Energy Fuels Corp.	277,189,341	261,306,046
Noncontrolling interest in subsidiary	3,186,824	3,170,647
Total equity	280,376,165	264,476,693
Total liabilities and equity	$355,798,573	$362,602,707

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months Ended

March 31, 2009 and 2010

Unaudited

	Three Months Ended March 31,
	2009	2010

Revenue:
Product revenues	$28,382,281	$34,272,994
Service revenues	1,865,863	4,715,670
Total revenues	30,248,144	38,988,664

Operating expenses:
Cost of sales:
Product cost of sales	21,251,866	25,496,098
Service cost of sales	392,383	2,062,936
Selling, general and administrative	11,565,989	13,649,514
Depreciation and amortization	3,617,053	4,990,551
Derivative loss on Series I warrant valuation	176,767	18,604,798
Total operating expenses	37,004,058	64,803,897
Operating loss	(6,755,914)	(25,815,233)

Interest income (expense), net	(32,538)	108,867
Other income (expense), net	(40,186)	43,222
Income from equity method investment	16,564	76,997
Loss before income taxes	(6,812,074)	(25,586,147)
Income tax (expense) benefit	(67,887)	1,203,480
Net loss	(6,879,961)	(24,382,667)
Loss of noncontrolling interest	385,914	16,177
Net loss attributable to Clean Energy Fuels Corp.	$(6,494,047)	$(24,366,490)

Loss per share attributable to Clean Energy Fuels Corp.
Basic	$(0.13)	$(0.41)
Diluted	$(0.13)	$(0.41)

Weighted average common shares outstanding
Basic	50,238,212	60,156,352
Diluted	50,238,212	60,156,352

Included in net loss are the following amounts (in millions):

	Three Months Ended March 31,
	2009	2010
Construction Revenues	5.1	0.1
Construction Cost of Sales	(4.6)	—
Fuel Tax Credits	4.1	—
Stock Option Expense, Net of Tax Benefits	(3.5)	(3.0)